June 11, 1998



Securities & Exchange Commission
450 Fifth Street NW
Washington, DC  20549

Re:      Tellurian, Inc.
         Form SB-2 Registration Statement

Gentlemen:

         Enclosed please find a Form SB-2 Registration Statement. The offering registered thereunder is to be underwritten by J.W. Barclay & Co., Inc.

                                                     Very truly yours,

                                                     LESTER MORSE P.C.



                                                     Steven Morse
SM:ag
Enclosures